Exhibit 99.1

Oyster Enterprises II Acquisition Corp Announces the Upsized Pricing of $220,000,000 Initial Public Offering

Miami, Florida, May 21, 2025 (GLOBE NEWSWIRE) -- Oyster Enterprises II Acquisition Corp (the “Company”) announced today the upsized pricing of its initial public offering of 22,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and begin trading tomorrow, May 22, 2025, under the ticker symbol “OYSEU.” Each unit consists of one Class A ordinary share and one right (the “Share Right”) to receive one tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination.  There are no warrants issued publicly or privately in connection with this offering. Once the securities constituting the units begin separate trading, the Class A ordinary shares and Share Rights are expected to be listed on Nasdaq under the symbols “OYSE” and “OYSER,” respectively. The offering is expected to close on May 23, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,300,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, but is focused on industries that align with the background of the Company’s management team and advisor, including technology, media, entertainment, sports, consumer products, financial services, real estate and hospitality. The Company will also focus on AI companies positioned to complement or disrupt those industries, as well as companies within the digital assets and blockchain ecosystem.

The Company’s management team is led by Mario Zarazua, its Chief Executive Officer and Vice Chairman, and Heath Freeman, its Chairman. In addition, the Board includes Divya Narendra, Lief Haniford and Jordan Fliegel. Randall D. Smith is an Advisor to the Company, and Mike Rollins is the Chief Financial Officer.

BTIG, LLC is acting as sole book-running manager for the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from BTIG, LLC, Attention: 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or by accessing the SEC's website, www.sec.gov.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on May 21, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Oyster Enterprises II Acquisition Corp

801 Brickell Avenue, 8th Floor

Miami, Florida, 33131

Attn: Mario Zarazua, CEO and Vice Chairman

mario@oysteracquisition.com

(786) 744-7720

www.oysteracquisition.com